Exhibit 4.1

                                HANNAFORD BROS. CO.

                                        and

                    CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                  as Rights Agent


                                  Rights Agreement

                           Dated as of December 16, 1997


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                                 RIGHTS AGREEMENT

      Rights Agreement, dated as of December 16, 1997 (the "Agreement"), by and between HANNAFORD BROS. CO., a Maine corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York banking organization (the "Rights Agent").

                               W I T N E S S E T H :

      WHEREAS, on December 16, 1997, the Board of Directors of the Company authorized the issuance of, and declared a dividend payable in, one right (a "Right") for each share of Common Stock, $0.75 par value per share, of the Company outstanding as of the close of business on February 4, 1998 (the "Record Date"), each such Right representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company ("Preferred Stock") having the rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit C authorized by the Board of Directors on December 16, 1997, upon the terms and subject to the conditions hereinafter set forth; and

      WHEREAS, each share of Common Stock which may be issued between the Record Date and the earlier to occur of the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined) will be issued with an attached Right;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the shares of Voting Stock (as such term is hereinafter defined) of the Company then outstanding; provided, however, that an Acquiring Person shall not include (i) an Exempt Person (as such term is hereinafter defined), (ii) any of the Sobey Parties (as such term is hereinafter defined), provided that the Sobey Agreement (as such term is hereinafter defined) is in effect and their ownership of shares of Voting Stock is in accordance with the terms of the Sobey Agreement, in which case any Sobey Party shall constitute an Acquiring Person after the termination of the Sobey Agreement if thereafter such Sobey Party increases its Beneficial Ownership of shares of Voting Stock of the Company over the percentage of

      Voting Stock Beneficially Owned by it immediately prior to the termination of the Sobey Agreement and the Sobey Parties increase their aggregate percentage Beneficial Ownership of shares of Voting Stock, by more than 1% of the Voting Stock of the Company then outstanding, over the percentage of Voting Stock Beneficially Owned by them immediately prior to the termination of the Sobey Agreement, except if at the time immediately prior to the termination of the Sobey Agreement such Sobey Party was not the Beneficial Owner of 20% or more of the shares of Voting Stock then outstanding, in which case such Sobey Party shall become an Acquiring Party upon the occurrence of such event, (iii) any Person whose Beneficial ownership of 20% or more of the shares of Voting Stock of the Company then outstanding results from the purchase of shares of Voting Stock from the Company or from a purchase arranged by the Company, in which case such Person shall constitute an Acquiring Person after any such purchase if it increases its percentage Beneficial Ownership of shares of Voting Stock of the Company, by more than 1% of the Voting Stock of the Company then outstanding, over the percentage Beneficially Owned by it immediately after giving effect to such purchase, except as the result of subsequent purchases from or arranged by the Company or (iv) any Person whose Beneficial Ownership of shares of Voting Stock of the Company is increased to 20% or more of the shares of Voting Stock of the Company then outstanding solely by reason of a repurchase or repurchases by the Company of, or an exchange offer or offers by the Company for, outstanding shares of Voting Stock of the Company, in which case such Person shall constitute an Acquiring Person after any such repurchases or exchange offers if such Person increases its percentage Beneficial Ownership of shares of Voting Stock of the Company, by more than 1% of the Voting Stock of the Company then outstanding, over the percentage Beneficially Owned by it immediately after giving effect to such repurchase or exchange offer, except as a result of any subsequent repurchases or exchange offers by the Company.

        (b) An "Affiliate" of a specified Person (as such term is hereinafter defined) shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person; provided, however, that an Exempt Person shall not be deemed to be an Affiliate of any Person that is not an Exempt Person.

        (c) "Associate" of a Person shall mean (i) with respect to a corporation, any officer or director thereof or of any Subsidiary (as such term is hereinafter defined) thereof, or any Beneficial Owner (as such term is hereinafter defined) of 10% or more of any class of equity securities thereof, (ii) with respect to an association, any officer or director thereof or of a Subsidiary thereof, (iii) with

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      respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of at least a 10% ownership interest therein, (iv) with respect to a business trust, any officer or trustee thereof or of any Subsidiary thereof, (v) with respect to any other trust or an estate, any trustee, executor or similar fiduciary or any Person who has a 20% or greater interest as a beneficiary in the income from or principal of such trust or estate, (vi) with respect to a natural person, any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, and (vii) any Affiliate of such Person; provided, however, that for the purposes of this Agreement, no Person that is excluded from the definition of Acquiring Person shall be deemed to be an Associate of any other Person.

        (d) A person shall be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities:

           (i) which such Person or any of such Person's
        Affiliates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any comparable or successor law or regulation); and

           (ii) which such Person or any of such Person's
        Affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of one or more conditions or both) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, other rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", securities tendered pursuant to a tender or exchange offer made by such Person or any of such person's Affiliates until such tendered securities are accepted for purchase or exchange or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at the time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person; or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause B of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company.

        (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        (f) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

        (g) "Common Stock" shall mean the Common Stock (presently $0.75 par value) of the Company. "Common Stock" when used with reference to the Principal Party (as such term is hereinafter defined) shall mean the capital stock or other equity security with the greatest voting power of the Principal Party and, when used with reference to any Person other than the Company or the Principal Party, shall mean the capital stock or other equity security with the greatest voting power of such Person or, if such Person is a Subsidiary of or is controlled by another Person, the Person which ultimately controls such first-mentioned Person.

        (h) "Distribution Date" shall have the meaning set forth in Section 3(b) hereof.

        (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (j) "Exempt Person" shall mean the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company or any trust or other entity organized, appointed, established or holding Voting Stock for or pursuant to the terms of any such plan.

        (k) "Exercise Price" shall have the meaning set forth in Sections 4 and 7(b) hereof.

        (l) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

        (m) "Fair Market Value" of any property shall mean the fair market value of such property as determined in accordance with Section 11(b) hereof.

        (n) "Final Expiration Date" shall have the meaning set forth in
      Section 7(a) hereof.

        (o) "Independent Director" shall mean any member of the Board of Directors, while such person is a member of the Board of Directors, who (i) is not an Acquiring Person, an Affiliate of an Acquiring Person, an Associate of an Acquiring Person or an Affiliate thereof, or a representative of an Acquiring Person or any Affiliate or Associate thereof on, or a nominee of an Acquiring Person or any Affiliate or Associate thereof for, the Board of Directors and (ii) who is not an officer or employee of the Company or any Subsidiary, and who either (i) was a member of the Board of Directors prior to the Stock Acquisition Date or (ii) subsequently became a member of the Board of Directors and whose nomination for election or election to the Board of Directors was recommended or approved by a majority of the Independent Directors in office at the time of his nomination or election.

        (p) "Person" shall mean any individual, firm, corporation or other entity.

        (q) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

        (r) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

        (s) "Right Certificate" shall have the meaning set forth in Section 3(d) hereof.

        (t) "Sobey Agreement" shall mean that certain Amended and Restated Agreement, dated as of February 4, 1988, between the Company and designated Sobey Parties, as amended through the date hereof, together with any subsequent amendments or modifications thereto.

        (u) "Sobey Parties" shall have the meaning ascribed to it in the Sobey Agreement and shall also include the Affiliates of each Sobey Party and the voting trusts established pursuant to the Voting Trust Agreements (as such term is defined in the Sobey Agreement).

        (v) "Stock Acquisition Date" shall mean the first date by which both (i) an Acquiring Person has become such and (ii) a public announcement of such fact has been made by either the Company or such Acquiring Person.

        (w) "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

        (x) "Summary of Rights" shall have the meaning set forth in
      Section 3(a) hereof.

        (y) "Trading Day" shall have the meaning set forth in Section 11(b) hereof.

        (z) "Transfer Tax" shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including Rights, shares of Voting Stock and shares of Preferred Stock.

            (aa) "Voting Stock" shall mean (i) the Common Stock of the Company and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors of the Company or entitled to vote together with the Common Stock in respect of any merger, consolidation, sale of all or substantially all of the Company's assets or the liquidation, dissolution or winding up of the Company.

 Any determination required to be made by the Board of Directors of the Company for purposes of applying the definitions contained in this Section 1 shall be made by the Board of Directors in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

     Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. With the consent of the Rights Agent, the Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     Section 3.  ISSUANCE OF RIGHT CERTIFICATES.

     (a) On the Record Date (or as soon as practicable thereafter), the Company or the Rights Agent shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the "Summary of Rights"), by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company.

    (b) Until the close of business on the day which is the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 30% or more of the then outstanding shares of Voting Stock of the Company (irrespective of whether any shares are actually purchased pursuant to any such offer) (the earlier of such dates being herein referred to as the "Distribution Date"),
 (x) the Rights shall be evidenced (subject to the provisions of Section 3(a)) by the certificates for Common Stock registered in the name of the holders of the Common Stock (which certificates for Common Stock shall also constitute certificates for Rights) and not by separate Right certificates and the record holders of such certificates for Common Stock shall be the record holders of the Rights represented thereby, and (y) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration Date), the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not a copy of the Summary of Rights is transferred simultaneously with such share certificate.

   (c) Certificates for Common Stock issued after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date, or the Final Expiration Date shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

                  This certificate also evidences and entitles the
              holder hereof to the same number of Rights as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement between Hannaford Bros. Co. and Continental Stock Transfer & Trust Company (the "Rights Agent"), dated as of December 16, 1997 (as the same may be modified or amended, the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Hannaford Bros. Co. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Hannaford Bros. Co. shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to or owned by Acquiring Persons or their Affiliates or Associates (as defined in the Rights Agreement) and any subsequent holder of such Rights shall be null and void and may not be transferred to any person.

   (d) As soon as practicable after the Distribution Date, the Company or the Rights Agent shall send, by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a certificate in the form provided by
 Section 4 hereof (a "Right Certificate"), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

   Section 4.  FORM OF RIGHT CERTIFICATES.

   The Right Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Company may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Rights Agreement. Subject to the provisions of
 Section 22 hereof, Right Certificates evidencing Rights whenever issued,
 (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of shares (including fractional shares which are integral multiples of one-hundredth of a share) of Preferred Stock as shall be set forth therein at the price payable upon exercise of a Right provided by Section 7(b) hereof as the same may from time to time be adjusted as provided herein (the "Exercise Price").

    Section 5.  COUNTERSIGNATURE AND REGISTRATION.

   (a) Each Right Certificate shall be executed on behalf of the Company by its Chairman of the Board, President or any Senior Vice President or Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Right Certificate shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery of the certificate by the Company, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

   (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office designated for such purpose in New York, New York, and in such other locations as may be required by law, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

   Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

   (a) Subject to the provisions of Section 14(b) hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate, may be (i) transferred or (ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Right Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for such purpose with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclosed with such Right Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the

 Rights Agent designated for such purpose. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates.

   (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall issue and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

   Section 7.  EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION DATE OF
 RIGHTS.

   (a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date. The Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the office of the Rights Agent designated for such purpose in New York, New York, together with payment of the Exercise Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) February 4, 2001 (the "Final Expiration Date") or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (such carrier date being herein referred to as the "Expiration Date").

   (b) The Exercise Price of $60.00 shall initially be for each one one-hundredth (1/100) of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of shares of Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c)below.

   (c) Upon receipt of a Right Certificate with the certificate and form of election to purchase duly executed, accompanied by payment by check or money order payable to the order of the Company or the Rights Agent of the Exercise Price or so much thereof as is necessary for the purchase of shares or other securities to be purchased upon exercise of the Rights and an amount equal to any applicable Transfer Tax, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preferred Stock of the Company one or more certificates representing the number of shares of Preferred Stock to be so purchased, and the Company hereby authorizes and directs such transfer agent to comply with all such requests, (ii) as provided in Section 14(b), at the election of the Company, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, (iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14(b) hereof and (iv) after receipt of such Preferred Stock certificates and/or depositary receipts or cash payments, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (iv) of this Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Company may suspend the issuance of shares of Preferred Stock upon exercise of a Right for a reasonable period, not in excess of 90 days, during which the Company seeks to register under the Securities Act of 1933, as amended, and any applicable securities law of any other jurisdiction the shares of Preferred Stock to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(c) shall relieve the Company of its obligations under Section 9(c) hereof.

   (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or his assign, subject to the provisions of Section 14(b) hereof.

   (e) Notwithstanding any provision of this Rights Agreement to the contrary, from and after the time (the "invalidation time") when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons referred to in clause (y) and (z) above, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the provisions of this
 Section 7(e) shall be cancelled.

   (f) The Company shall not effect any amendment to the Certificate Of Designations for the Preferred Stock which would materially affect the rights, privileges or powers of the Preferred Stock, without the prior approval of the holders of two-thirds or more of the then outstanding shares of Preferred Stock.

   (g) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

   Section 8. CANCELLATION, RETIREMENT AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for retirement, and the Rights Agent shall retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

   Section 9.  RESERVATION AND AVAILABILITY OF SHARES OF PREFERRED STOCK.

   (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of preferred stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights. The Company shall take such action as may be required for it to comply with the foregoing sentence of this Section 9(a).

   (b) The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Rights Agreement be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or, if the principal market for the Common Stock is not on any national securities exchange, to be eligible for quotation in the National Association of Securities Dealers' Automated Quotation System or any successor thereto or other comparable quotation system.

   (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

   (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock issued or delivered upon the exercise of Rights. The Company shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for Preferred Stock upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Preferred Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such Transfer Tax is due.

   Section 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

   Section 11. ADJUSTMENT OF EXERCISE PRICE OR NUMBER OF SHARES. The Exercise Price, the number of shares which may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare or pay any dividend on Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or
   (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event the number of shares of Preferred Stock issuable upon the exercise of a Right after the record date for such event (if one shall have been established or, if not, after the date of such event) shall be the number of shares of Preferred Stock issuable immediately prior to such event multiplied by a fraction the numerator of which is the number of Rights outstanding immediately prior to such event and the denominator of which is the number of Rights outstanding immediately after such event and the Exercise Price after such event shall be the Exercise Price in effect immediately prior to such event multiplied by such fraction. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

      (ii) In the event that

           (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, shall, directly or indirectly, (1) consolidate with or merge with and into the Company or any of its Subsidiaries or otherwise combine with the Company or any of its Subsidiaries and the Company or such Subsidiary shall be the continuing or surviving corporation of such consolidation, merger or combination and the Common Stock of the Company shall remain outstanding and no shares thereof shall be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or (2) in one or more transactions, other than in connection with the exercise of a Right or Rights and other than in connection with the exchange or conversion of securities exchangeable for or convertible into securities of the Company or of any Subsidiary of the Company, transfer any assets or property to the Company or any of its Subsidiaries in exchange (in whole or in part) for any shares of any class of capital stock of the Company or any of its Subsidiaries or any securities exchangeable for or convertible into shares of any class of capital stock of the Company or any Subsidiary of the Company, or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or any securities exchangeable for or convertible into shares of any class of capital stock of the Company or any Subsidiary of the Company (other than as part of a pro rata distribution by the Company or such Subsidiary to all holders of such shares), or (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, to, from, or with, as the case may be, the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's length negotiation with an unaffiliated third party, or (4) receive any compensation from the Company or any of the Company's Subsidiaries for services, other than compensation for employment as a regular employee or fees for serving as a director at rates in accordance with the Company's (or its Subsidiary's) past practices, or (5) receive the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or

         (B) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate of such Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries or securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries which is directly or indirectly Beneficially Owned by any Acquiring Person or any Affiliate and/or Associate of any Acquiring Person; or

        (C) any Person (other than an Exempt Person or any other Person excluded from the definition of Acquiring Person), alone or together with its Affiliates and Associates, is or shall become the Beneficial Owner of thirty percent (30%) or more of the shares of Voting Stock then outstanding, except pursuant to an offer for all outstanding shares of Voting Stock at a price and upon such terms and conditions as a majority of the Independent Directors determine to be in the best interests of the Company and its shareholders or except pursuant to a transaction approved in advance by a majority of the Independent Directors;

      then, on the first occurrence of any such event referred to in Sections 11(a)(ii)(A), (B) or (C) hereof, proper provisions shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have a right to receive for each Right, upon exercise thereof in accordance with the terms of this Rights Agreement and payment of the Exercise Price, the greater of (1) the number of shares of Preferred Stock for which such Right was exercisable immediately prior to such event or (2) such number of shares of Preferred Stock as, based on the Fair Market Value of the Preferred Stock (determined pursuant to Section 11(b) hereof) on the date of the occurrence of such event, have a value equal to twice the Exercise Price; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of
      Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

      (iii) In the event that the Company does not have available sufficient authorized but unissued Preferred Stock to permit the adjustments required pursuant to the foregoing subparagraph (i) or the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize and reserve for issuance such number of additional shares of Preferred Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its best efforts to obtain stockholder approval thereof. Notwithstanding the foregoing provisions of this Section 11(a)(iii), in lieu of issuing shares of Preferred Stock in accordance with Section 11(a)(ii) hereof, if a majority of the Independent Directors determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, they may elect to cause the Company to issue or pay, and, if sufficient shares of Preferred Stock cannot be issued for such purpose in accordance with the provisions hereof, the Company shall issue or pay upon the exercise of the Rights, cash, property, debt securities, shares of Preferred Stock or Common Stock, or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Preferred Stock which otherwise would have been issuable pursuant to Section 11(a)(ii). Any such election by a majority of the Independent Directors of the Company must be made and publicly announced within 30 days of the date on which any event described in subparagraph (A), (B) or (C) of
    Section 11(a)(ii) first occurred following the Stock Acquisition Date.

      (b) For the purpose of this Rights Agreement, the "Fair Market
    Value" of any share of Preferred Stock, Common Stock or any other stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(b). In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Fair Market Value per share of any share of Common Stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on such stock payable in shares of Common Stock or securities convertible into shares of Common Stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use; or, if no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. If a security is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors of the Company, or, if no such investment banking firm is, in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors of the Company; provided, however, that for purposes of making the adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a share of Preferred Stock shall not be less than 100% of the product of the Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock (as defined in the Certificate of Designations relating to the Preferred Stock) and shall not exceed 105% of the product of the then Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock. In the case of property other than securities, the "Fair Market Value" thereof shall be determined in good faith by the Board of Directors of the Company based upon such appraisals or valuation reports of such independent experts as the Board of Directors of the Company shall in good faith determine to be appropriate in accordance with good business practices and the interests of the holders of Rights. Any such determination of Fair Market Value shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent.

      (c) All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

      (d) Irrespective of any adjustment or change in the Exercise Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

      (e) Before taking any action that would cause an adjustment reducing the purchase price per whole share of Preferred Stock upon exercise of the Rights below the then par value, if any, of the shares of Preferred Stock, the Company shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Preferred Stock at such adjusted purchase price per share.

      (f) Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of stock of the Company or any recapitalization, reorganization or partial liquidation of the Company or similar transaction, the Company shall be entitled to make such further adjustments in the number of shares of Preferred Stock which may be acquired upon exercise of the Rights, and such adjustments in the purchase price per share therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the Board of Directors of the Company shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Rights Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Company, result in the stockholders of the Company being subject to any United States federal income tax liability by reason thereof.

      (g) In the event the Company shall at any time after the Record Date make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, in cash or any debt security, debt instrument, real or personal property or any other property (other than any shares of Common Stock or other capital stock of the Company and other than any right or warrant to acquire any such shares, including any debt security convertible into or exchangeable for any such share, at less than the Fair Market Value of such shares) and the amount of such cash dividend or the Fair Market Value of such debt security, debt instrument or property exceeds 150% of the aggregate amount of the cash dividends declared or paid on the Common Stock of the Company in the 15-month period immediately preceding such distribution, then and in each such event, unless such distribution is part of or is made in connection with a transaction to which Section 11(a)(ii) or Section 13 hereof applies, the Exercise Price shall be reduced by an amount equal to the cash or the Fair Market Value of such distribution, as the case may be, per share of Common Stock of the Company. For purposes hereof, the Fair Market Value of any property distributed to the holders of shares of Common Stock of the Company shall be the fair market value of such property as determined by an independent investment banking firm experienced in the valuation of securities or the other property so distributed, as the case may be, selected in good faith by the Board of Directors of the Company, or, if no such investment banking firm is in the good faith judgment of the Board of Directors available to make such determination, in good faith by the Board of Directors of the Company, whose determination shall be final and binding on the Company, the Rights Agent and the holders of Rights.

    Section 12. CERTIFICATION OF ADJUSTED EXERCISE PRICE OR NUMBER
 OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 or 23(c), the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Sections 11, 13 or 23(c) of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

   Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

   (a) In the event that, at any time on or after the Distribution Date, (x) the Company shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons and the Company shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons shall, directly or indirectly, consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property, or (z) the Company or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one or more transactions, or the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any Persons in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right shall thereafter have the right to receive, upon the exercise thereof and payment of the Exercise Price in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid and non-assessable Common Stock of the Principal Party (as defined herein) as shall, based on the Fair Market Value of the Common Stock of the Principal Party on the date of consummation of such consolidation, merger, sale or transfer, equal twice the Exercise Price; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party; and
 (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof applicable to the reservation of Preferred Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

    (b)      "Principal Party" shall mean

    (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13 (a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

    (ii) in the case of any transaction described in (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding; provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding.

   (c) The Company shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13 (a) unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Rights Agreement in accordance with Sections 13 (a) and (b) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Rights Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in
 Section 13 (a) hereof, the Principal Party will

    (i) prepare and file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

   (ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

   (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act. In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in
 Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter be exercisable in the manner described in Section 13(a) (without taking into account any prior adjustment required by Section 11(a)(ii)).

   Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

   (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-hundredth of a share of Preferred Stock), unless such fractional Rights result from a transaction referred to in Section 11(a)(i) hereof. If the Company shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

   (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one-hundredth of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one-hundredth of a share). In lieu of issuing fractions of shares of Preferred Stock, the Company may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred

 Stock. With respect to fractional shares that are not integral multiples of one-hundredth of a share, if the Company does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Preferred Stock.

   (c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares (other than fractions which are integral multiples of one-hundredth of a share) upon exercise of a Right.

   Section 15. RIGHTS OF ACTION. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent in
 Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

   Section 16. AGREEMENT OF RIGHT HOLDERS. Each holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

    (a) prior to the Distribution Date, the Rights shall be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Stock registered in the name of the holders of the Common Stock (which certificates for Common Stock shall also constitute certificates for Rights) and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

   (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

   (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

   Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

   Section 18.  CONCERNING THE RIGHTS AGENT.
  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the cost and expenses of defending against any claim of liability relating to the Rights or this Rights Agreement.

   (b) The Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

   Section 19. MERGER OR CONSOLIDATION OF, OR CHANGE IN NAME OF, THE RIGHTS
 AGENT.

   (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

   (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

   Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

   (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

   (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proven or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Senior Vice President or Vice President and by the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary or the Clerk of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

   (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

   (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

   (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, 13 or 23(c) hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment furnished in accordance with Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

   (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Rights Agreement.

   (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President or any Senior Vice President or Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer or the Clerk of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

   (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

   (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

   (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

   (k) The Rights Agent agrees to meet at all times while it serves as rights agent hereunder the financial requirements of Rule 496 of the New York Stock Exchange Rules.

   Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agents (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be
 (a) a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, having an office in the City of New York, which is authorized under such laws to exercise corporate trust or shareholder services powers and is subject to supervision or examination in the conduct of its corporate trust or shareholder services business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000; (b) an Affiliate controlled by a corporation described in clause (a) of this sentence; or (c) a corporation which meets the financial requirements of Rule 496 of the New York Stock Exchange Rules. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing by mail to the registered holders of the Right

 Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

   Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

   Section 23.  REDEMPTION.

   (a) The Board of Directors of the Company may, at its option, redeem all but not less than all the then outstanding Rights, at any time prior to the close of business on the earlier of (i) the tenth day following the Stock Acquisition Date or (ii) the Final Expiration Date, at a redemption price of $.01 per Right, subject to adjustments as provided in subsection (c) below (the "Redemption Price").

   (b) The right to exercise the Rights will terminate at the effective time of the action of the Board of Directors ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after such effective time, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made.

   (c) In the event the Company shall at any time after the date of this Rights Agreement (A) pay any dividend on Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event the Redemption Price shall be appropriately adjusted to reflect the foregoing.

   Section 24.  NOTICE OF PROPOSED ACTIONS.

   (a) In case the Company, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) or to pay any dividend to the holders of record of its Common Stock payable in stock of any class or to make any other distribution to the holders of record of its Common Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), or (ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Preferred Stock or Common Stock or any recapitalization or reorganization of the Company, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Right Certificate, in accordance with Section 25, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in
 Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date or participation therein by the holders of record of Common Stock or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

   (b) In case any of the transactions referred to in either Section 11(a)(ii) or Section 13 of this Rights Agreement are proposed, then, in any such case, the Company shall give to each holder of Rights, in accordance with Section 25 hereof, notice of the proposal of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

   Section 25. NOTICES. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                        Hannaford Bros. Co.
                        145 Pleasant Hill Road
                        Scarborough, Maine 04074
                        Attn:  Treasurer

 Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
                        Continental Stock Transfer & Trust Company
                        Two Broadway
                        New York, New York 10004
                        Attn:  Steven Nelson

   Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

   Section 26. SUPPLEMENTS AND AMENDMENTS. For as long as the Rights are then redeemable and except as provided in the last sentence of this Section 26, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable and except as provided in the last sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or
 (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iii) shall materially adversely affect the interest of the holders of Right Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. This Agreement may be amended or supplemented at any time with the approval of a majority of the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock). Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price or the Final Expiration Date and supplements or amendments may be made after the time that any Person becomes an Acquiring Person only if at the time of the action of the Board of Directors approving such supplement or amendment there are then in office not less than two Independent Directors and such supplement or amendment is approved by a majority of the Independent Directors then in office.

   Section 27. SUCCESSORS. All of the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

   Section 28. BENEFITS OF THIS RIGHTS AGREEMENT. Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

   Section 29. MAINE CONTRACT. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maine and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

   Section 30. COUNTERPARTS. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

   Section 31. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

   Section 32. SEVERABILITY. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

   IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

                                             HANNAFORD BROS. CO.

                                             By:/s/Garrett D. Bowne, IV

                                             CONTINENTAL STOCK TRANSFER &
                                             TRUST COMPANY

                                             By:/s/Steven G. Nelson

                                                 EXHIBIT A

                            HANNAFORD BROS. CO.

                      SUMMARY OF RIGHTS TO PURCHASE
              SERIES A JUNIOR PARTICIPATING PREFERRED STOCK


      On December 16, 1997, the Board of Directors of Hannaford
 Bros. Co. (the "Company") declared a dividend distribution of one Preferred Stock Purchase Right for each outstanding share of common stock, par value $0.75 per share (the "Common Stock"), of the Company. The distribution is payable to stockholders of record on the record date of February 4, 1998. Each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of preferred stock of the Company, designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") at a price of $60 per one one-hundredth (1/100) of a share ("Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock & Transfer Company, as Rights Agent (the "Rights Agent").

      As discussed below, initially the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights will automatically trade with the Common Stock.

      Until the close of business on the tenth day following the earlier to occur of (i) a public announcement that a person or group of affiliated or associated persons ("Acquiring Person"), other than (A) the Company, (B) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, (C) any of the Sobey Parties provided that the Sobey Agreement (as defined in the Rights Agreement) is in effect and their ownership of shares of Voting Stock (as defined in the Rights Agreement) of the Company is in accordance with the terms of the Sobey Agreement, in which case the Sobey Parties shall constitute an Acquiring Person after the termination of the Sobey Agreement if thereafter they increase their aggregate percentage beneficial ownership of shares of Voting Stock by more than 1% of the Voting Stock of the Company then outstanding over the percentage of Voting Stock owned by them immediately prior to the termination of the Sobey Agreement (except if at the time immediately prior to the termination of the Sobey Agreement the Sobey Parties were not the owners of 20% or more of the shares of Voting Stock then outstanding, in which case the Sobey Parties will become an Acquiring Person upon the occurrence of such event), (D) any person whose ownership of 20% or more of the shares of Voting Stock then outstanding results from the purchase of shares from the Company or from a purchase arranged by the Company, in which case such Person shall constitute an Acquiring Person after any such purchase if it increases its percentage beneficial ownership of shares of Voting Stock of the Company by more than 1% of the Voting Stock of the Company then outstanding over the percentage beneficially owned by it immediately after giving effect to such purchase, except as the result of subsequent purchases from or arranged by the Company or (E) any person whose beneficial ownership of shares of Voting Stock of the Company is increased to 20% or more of the shares of Voting Stock then outstanding solely by reason of a repurchase or repurchases by the Company of, or an exchange offer or offers by the Company for, outstanding shares of Voting Stock of the Company, in which case such person shall constitute an Acquiring Person after any such repurchases or exchange offers if such person increases its percentage beneficial ownership of shares of Voting Stock by more than 1% of the Voting Stock of the Company then outstanding over the percentage beneficially owned by it immediately after giving effect to such repurchase or exchange offer, except as a result of any subsequent repurchases or exchange offers by the Company, has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the shares of Voting Stock then outstanding or (ii) the commencement of, or public announcement of an intention to make, a tender or exchange offer (other than a tender or exchange offer by the Company, or any employee benefit plan of the Company or of any subsidiary of the Company) whose consummation would result in the ownership of 30% or more of the shares of Voting Stock then outstanding, even if no purchases actually occur pursuant to such offer (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of February 4, 1998, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be represented by and transferred with, and only with, the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after February 4, 1998 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of February 4, 1998 with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date.

     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on February 4, 2001, unless earlier redeemed by the Company as described below.

     The Series A Preferred Stock is nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of the Company's preferred stock. Series A Preferred Stock may not be issued except upon exercise of Rights. Each share of Series A Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to the greater of $13.50 per share or 100 times the cash dividends declared on the Company's Common Stock. In addition, the Series A Preferred Stock is entitled to 100 times any non-cash dividends or other non-cash distributions (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of the liquidation of the Company, the holders of the Series A Preferred Stock will be entitled to receive a liquidation payment per share in an amount equal to the greater of $6,000 or 100 times the payment made per share of Common Stock. Each share of Series A Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which common shares are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Series A Preferred Stock as to dividends, liquidation and voting are protected by antidilution provisions.

      The number of shares of Series A Preferred Stock issuable upon exercise of the Rights are subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Purchase Price is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

      Unless the Rights are earlier redeemed, in the event that, after the Rights have become exercisable, the Company were to be acquired in a merger or other business combination (in which any shares of the Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right will from and after such date have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Purchase Price. In addition, unless the Rights are earlier redeemed, in the event that the Company were to be the surviving corporation in a merger or other business combination with an Acquiring Person and the Common Stock remained outstanding (none of which shares were changed into or exchanged for other securities or assets), or in the event that an Acquiring Person engages in one of a number of other self-dealing transactions specified in the Rights Agreement, or in the event that any person (other than any person excluded from the definition of Acquiring Person) shall beneficially own 30% or more of the Company's Voting Stock, which shares shall be acquired through a transaction or series of transactions which shall not have been approved by a majority of the Independent Directors, the Rights Agreement provides that proper provisions will be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Purchase Price, that number of shares of the Series A Preferred Stock having a market value at the time of the transaction equal to two times the Purchase Price.

      Fractions of shares of Series A Preferred Stock may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares which are not integral multiples of one-hundredth of a share.

      At any time on or prior to the close of business on the tenth day after a public announcement that a person has become an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

      A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated January 28, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated in this summary description herein by reference.

                                                             EXHIBIT B


                            [Form of Right Certificate]

 Certificate No. W-                                         ______Rights

             NOT EXERCISABLE AFTER FEBRUARY 4, 2001 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $.01 PER RIGHT ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                               Right Certificate

                               HANNAFORD BROS. CO.


      This certifies that                       , or registered assigns, is
 the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of December 16, 1997 (the "Rights Agreement") between Hannaford Bros. Co., a Maine corporation ("Company"), and Continental Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on February 4, 2001 at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, in New York, New York, one one-hundredth (1/100) of a fully paid nonassessable share of the Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company at a purchase price of $60.00 as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

      As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

      This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

      This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option or under certain other circumstances at a redemption price of $.01 per Right.

      No fractional shares of Preferred Stock (other than fractions which are integral multiples of one-hundredth of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof a cash payment may be made, as provided in the Rights Agreement. As provided in the Rights Agreement, fractions of shares of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts.

      No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of -------------, --.


 ATTEST:                                     HANNAFORD BROS. CO.



 ___________________________                 By: __________________________
              Secretary                          Title:


 Countersigned:


 [-------------------------]


 By ________________________
    Authorized Signature

                    [Form of Reverse Side of Right Certificate]


                                FORM OF ASSIGNMENT
                                ------------------

                 (To be executed by the registered holder if such
                holder desires to transfer the Right Certificates.)


              FOR VALUE RECEIVED __________________________________________
 hereby sells, assigns and transfers unto _________________________________
 __________________________________________________________________________
                   (Please print name and address of transferee)
 __________________________________________________________________________
 Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

 Dated: _________________, __

                                                    __________________
                                                    Signature

 Signature Guaranteed:


                                  CERTIFICATE
                                  -----------

      The undersigned hereby certifies by checking the appropriate boxes that:
      (1) this Right Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement between Hannaford Bros. Co. and Continental Stock Transfer & Trust Company, as Rights Agent dated as of December 16, 1997); and

      (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement between Hannaford Bros. Co. and Continental Stock Transfer & Trust Company, as Rights Agent dated as of December 16, 1997).

 Dated:  _____________, 19__                           __________________
                                                       Signature

                                      NOTICE
                                      ------

      The signatures to the foregoing Assignment and certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                     (To be executed if registered holder
                  desires to exercise the Right Certificate.)

 To HANNAFORD BROS. Co.:

       The undersigned hereby irrevocably elects to exercise
 _____________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the name:

 Please insert social security
 or other identifying number ________________________

 __________________________________________________________________________
                          (Please print name and address)

 __________________________________________________________________________


 If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:


 Please insert social security
 or other identifying number __________________________

 ___________________________________________________________________________
                          (Please print name and address)

 __________________________________________________________________________


 Dated:   _______________________  , __


                                         _________________________________
                                         Signature
                                         (Signature must conform in all
                                         respects to name of holder as
                                         specified on the face of this
                                         Right Certificate)


 Signature Guaranteed:

                                                             EXHIBIT C

                                HANNAFORD BROS. CO.

                             SECRETARY'S CERTIFICATE

      I, _____________________, Secretary of HANNAFORD BROS. CO., certify that the Board of Directors of HANNAFORD BROS. CO. duly adopted the following resolutions at a meeting duly held on December 16, 1997, at which a quorum of the members of the Board was present and voting:

      RESOLVED, that there be, and hereby is, declared out of the surplus of the Company, a dividend of one right ("Right") per share on the outstanding Common Stock, par value $0.75 per share of the Company ("Common Stock"), payable to stockholders of record of the Common Stock at the close of business on February 4, 1998, each Right representing the right to purchase one one-hundredth (1/100) of a share of Series A Junior Participating Preferred Stock, having the voting powers, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions set forth below ("Series A Preferred Stock"), upon the terms and conditions set forth in the Rights Agreement described in the second succeeding resolution, and that the officers of the Company be, and they hereby are, authorized and directed to cause such dividend to be paid in accordance with the following resolutions;

      RESOLVED, that for purposes of making an appropriate charge to surplus, the Treasurer of the Company be, and he hereby is, directed to make a charge of $.01 per Right issued pursuant to these resolutions;

      RESOLVED, that the form, terms, and provisions of the proposed Rights Agreement ("Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as rights agent ("Rights Agent"), substantially in the form submitted to the meeting, be, and they hereby are, in all respects approved; that the appointment in the Rights Agreement of Continental Stock Transfer & Trust Company as Rights Agent be, and it hereby is, approved; and that the Chairman of the Board, the President and any Senior Vice President or Vice President of the Company be, and each of them hereby is, authorized to execute and deliver, in the name and on behalf of the Company, a Rights Agreement in substantially said form, with the blanks therein appropriately filled in and with such changes therein in form and substance as such executing officer, as evidenced by such officer's execution thereof, shall approve;

      RESOLVED, that the exercise price of a Right shall be $60, subject to adjustment as provided in the Rights Agreement, and that, in the event of redemption as described in the Rights Agreement, the redemption price therefor shall be $.01 per Right and that, unless redeemed prior thereto, the Rights shall expire on February 4, 2001;

     RESOLVED, that as soon as practicable after February 4, 1998, the officers of the Company be, and each of them hereby is, authorized to deliver to all stockholders of record of the Company on February 4, 1998 a copy of a Summary of Rights to Purchase Series A Junior Participating Preferred Stock ("Summary of Rights"), substantially in the form submitted to the meeting as Exhibit A to the Rights Agreement, with such changes therein as such officers, as evidenced by such officers' delivery thereof, shall approve;

     RESOLVED, that in accordance with, and as provided in, the Rights Agreement, prior to the earliest of the Distribution Date, the Expiration Date, or the Final Expiration Date, as such terms are defined in the Rights Agreement, the Rights, unless represented by a Certificate for Common Stock bearing the legend referred to in the following resolution, will be evidenced solely by the certificates for Common Stock registered in the names of the holders thereof together with a copy of the Summary of Rights and not by separate right certificates; that until the earliest of the Distribution Date, the Expiration Date, or the Final Expiration Date, each Right will be transferable only in connection with the transfer of a share of Common Stock; and that the surrender for transfer of any certificate for Common Stock outstanding on February 4, 1998, with or without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby;

      RESOLVED, that in accordance with, and as provided in, the Rights Agreement, certificates for Common Stock issued after February 4, 1998, but prior to the earliest of the Distribution Date, the Expiration Date, or the Final Expiration Date, shall have impressed on, printed on, written on, or otherwise affixed to them the legend provided for in the Rights Agreement, and with respect to such certificates containing the foregoing legend, the Rights associated with the Common Stock represented by such certificates shall, until the earliest of the Distribution Date, the Expiration Date, or the Final Expiration Date, be evidenced by such Common Stock certificates alone, and the surrender for transfer of any such Common Stock certificate shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby;

      RESOLVED, that the authorized transfer agents of the Company and authorized registrars of the Company, as appropriate, be, and each of them hereby is, authorized to take all such further action, and to execute and deliver all such further instruments and documents, in the name and on behalf of the Company, and to pay all such expenses as shall in their judgment be necessary, proper, or advisable in order fully to carry out the intent and effectuate the purposes of the two immediately preceding resolutions;

      RESOLVED, that after February 4, 1998, but prior to the earlier of the Expiration Date or the Final Expiration Date, one Right shall be delivered with each share of Common Stock issued prior to the earlier of the Expiration Date or the Final Expiration Date;

      RESOLVED, that as soon as practicable after the Distribution Date, as such term is defined in the Rights Agreement, pursuant to the provisions of
 Section 3 of the Rights Agreement, the Chairman of the Board and the Secretary of the Company be, and each of them hereby is, authorized to execute or attest, as the case may be, by facsimile signatures, in the name and on behalf of the Company, certificates evidencing the Rights ("Right Certificate") substantially in the form submitted to the meeting as Exhibit B to the Rights Agreement, with the blanks therein appropriately filled in, and with such changes therein, in form and substance as such executing officers, as evidenced by such officers' execution of the definitive form of the Right Certificate, shall approve, and to deliver such Right Certificates to the Rights Agent; and that the facsimile signatures of the Chairman of the Board and the Secretary of the Company and the facsimile seal of the Company which have been submitted to the meeting be, and they hereby are, approved and adopted as the signatures of such officers and the seal to be affixed to the Right Certificates in the name and on behalf of the Company;

      RESOLVED, that if any officer of the Company whose facsimile signature appears upon any Right Certificate shall cease to be such an officer prior to the issuance of such Right Certificate, the Right Certificate so bearing such facsimile signature shall nevertheless be valid;

      RESOLVED, that the Company file with the Securities and Exchange Commission a Registration Statement (or Registration Statements) on Form 8-A (or any appropriate form then in effect) for the registration of the Rights, as the case may be, on the exchange (or exchanges), if any, on which the Rights are to be listed under the Securities Exchange Act of 1934; and that the officers of the Company be, and each of them hereby is, authorized, at such times as to them shall seem advisable, to execute and file or deliver any and all such applications, agreements, and other instruments and documents as shall be necessary to effect such registration;

      RESOLVED, that the Company make application to The New York Stock Exchange, Inc. or any other stock exchange deemed appropriate ("Exchange"), for the listing (at the same time or at separate times) on such Exchange, subject to official notice of issuance, of the Rights, as the case may be, the issuance of which have been authorized by the preceding resolutions; that the officers of the Company be, and each of them hereby is, authorized at such time as to them shall seem advisable, to make application for such listing and, in connection therewith, to execute, in the name and on behalf of the Company, and under its corporate seal or otherwise, and to file or deliver all such applications, statements, certificates, agreements, and other instruments and documents as shall be necessary to accomplish such listing; and that such officers be, and each of them hereby is, authorized to appear on behalf of the Company before the appropriate committee or body of such Exchange as such appearance may be required with authority to make such changes in any such listing application as shall be presented thereto and in any agreements that may be made in connection therewith as, in their or such officer's discretion, may be necessary to comply with the requirements for such listing;

      RESOLVED, that in consideration of The New York Stock Exchange, Inc.'s not interposing any objection to the use by the Company of a facsimile signature in connection with countersigning Right Certificates or certificates for shares of Series A Preferred Stock, as the case may be, the Company on behalf of itself, its successors and assigns, covenants and agrees that every innocent purchaser for value of any such certificate which (i) is in the form authorized by the Company, (ii) has been prepared by a bank note company which has been duly authorized by the Company, (iii) bears a facsimile signature for and on behalf of the Company or a facsimile signature resembling or purporting to be such facsimile signature, and (iv) has been, in the case of Right Certificates, authenticated by a manual or facsimile signature of the Rights Agent, or in the case of Series A Preferred Stock, registered by a manual or facsimile authorized signature for and on behalf of an Authorized Registrar for the Series A Preferred Stock, may rely upon such facsimile signature or any such facsimile signature resembling or purporting to be such facsimile signature, regardless of by whom or by what means the same may have been imprinted on such certificate, and that any such facsimile signature or any such facsimile signature resembling or purporting to be such facsimile signature so relied on shall be as valid, effectual, conclusive, and binding for all purposes upon the Company as if the same had in fact been signed manually for and on behalf of the Company by its duly authorized officer or employee; and that the Company hereby covenants and agrees to indemnify and hold harmless The New York Stock Exchange, Inc., its directors, officers, employees, and its subsidiary companies, the Rights Agent, the authorized registrars for such Series A Preferred Stock, and every such innocent purchaser for value from and against any and all loss, liability, claim, damages, or expense (whether such claim be groundless or otherwise), including costs, disbursements, and counsel fees, arising out of any act done in reliance upon the authenticity of any such facsimile signature or any such facsimile signature resembling or purporting to be such facsimile signature when imprinted as aforesaid;

      RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to take any and all action which he or they may deem necessary or advisable in order to effect registration or qualification (or exemption therefrom) of the Rights, as the case may be, for issuance, offer, sale, or trade under the Blue Sky or other securities laws of any of the States of the United States of America and in connection therewith to execute, acknowledge, verify, deliver, file, or cause to be published any applications, reports, issuer's covenants, consents to service of process, appointments of attorneys to receive service of process, and other papers and instruments which may be required under such laws, and to take any and all further action which they or any one of them may deem necessary or advisable in order to maintain any such registration or qualification of the Rights and the Series A Preferred Stock, as the case may be, for as long as they deem necessary or as required by law;

      RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock of the Company be, and hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

      Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 2,000,000.

      Section 2.  DIVIDENDS AND DISTRIBUTIONS.

      (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.75 par value per share, of the Company (the "Common Stock") and (ii) a preferential cash dividend (the "preferential Dividends"), if any, on the first day of February, May, August and November of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly

 Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount equal to $13.50 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Company or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value of such share), then and in each such event the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Participating Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the Company shall at any time after February 4, 1998 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) The Company shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the

 Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

      (C) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

      Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

      (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple". In the event the Company shall at any time after February 4, 1998 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) Except as otherwise provided herein, in the Articles of Incorporation or By-laws, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

      (C) In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or set apart for payment, the holders of record of Preferred Stock of the Company of all series (including the Series A Preferred Stock), other than any series in respect of which such right is expressly withheld by the Articles of Incorporation or the authorizing resolutions included in the Certificate of Designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the Bylaws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

      (D) Except as otherwise required by the Articles of Incorporation, By-laws, or applicable law or as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

      Section 4.  CERTAIN RESTRICTIONS.

      (A) Whenever Preferential Dividends or Participating Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

          (iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

         (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

      (B) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

      (C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of December 16, 1997 between the Company and Continental Stock Transfer & Trust Company, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

     Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares upon their retirement shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

      Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received, with respect to each share of Series A Preferred Stock, subject to adjustment as hereinafter provided, (A) $6,000 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the company shall at any time after February 4, 1998 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7.  CERTAIN RECLASSIFICATIONS AND OTHER EVENTS.

      (A) In the event that holders of shares of Common Stock of the Company receive after February 4, 1998 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

      (B) In the event that holders of shares of Common Stock of the Company receive after February 4, 1998 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

      (C) In the event that holders of shares of Common Stock of the Company receive after February 4, 1998 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributionS upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

      (D) For purposes of this Section 7, the "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

      Section 8. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

      Section 9.  EFFECTIVE TIME OF ADJUSTMENTS.

     (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

     (B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

      Section 10. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Articles of Incorporation of the Company.

      Section 11. RANKING. Unless otherwise provided in the Articles of Incorporation of the Company or a Certificate of Designations relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

      Section 12. AMENDMENT. The provisions hereof and the Articles of Incorporation of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

      I further certify that the above resolutions have not been altered, revoked or rescinded as of this date.


          Dated this ____ day of _______, 199_.



 ______________________________


 (Corporate Seal)